SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    /   /
Filed by a Party other than the Registrant    /x/

Check the appropriate box:
/ / Preliminary Proxy Statement  / / Confidential, for the use of the Commission
                                     only (as permitted by Rule 14a-6(e)(2))

/ X  /    Definitive Proxy Statement
/   /     Definitive Additional Materials

/   /    Soliciting Material Pursuant to Rule 14a-12

                              COHOES BANCORP, INC.

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                (Name of Registrant As Specified In Its Charter)

                              TRUSTCO BANK CORP NY
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /x/ No fee required.
/  /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)       Title of each class of securities to which transaction applies:


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2)       Aggregate number of securities to which transaction applies:


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3)       Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):


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4)       Proposed maximum aggregate value of transaction:


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5)       Total fee paid:


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/ / Fee paid previously with preliminary materials.

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/        / Check box if any part of the fee is offset as  provided  by  Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:


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2)       Form, Schedule or Registration Statement No.


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3)       Filing party:


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4)       Date filed:


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
                                                               November 3, 2000


                        COHOES MANAGEMENT AND DIRECTORS:
                           STOP INSULTING YOUR OWNERS


Dear Cohoes Bancorp Shareholders,

We believe that the Cohoes Board has failed to maximize shareholder value.

         o In October 1998 Cohoes terminated its merger agreement with SFS Bancorp, Inc., costing Cohoes a breakup fee of $2,000,000.00.

         o In 1999 Cohoes' CEO Harry Robinson received a 27% salary increase, NOTWITHSTANDING A 41% DECREASE IN COHOES' NET INCOME DURING THIS PERIOD.

         o Cohoes' Board of Directors now proposes to amend its 1999 stock option agreement. This amendment will benefit a few select employees, but will not maximize shareholder value.

         o Cohoes failed to state that their stock price on April 25, 2000, the last trading date before public announcement of the proposed Cohoes-Hudson River Bancorp merger, was $9.813. WE BELIEVE THE CURRENT STOCK PRICE REFLECTS TAKEOVER SPECULATION, NOT PERFORMANCE.

TrustCo has served the Capital Region since 1902, and is committed to building a strong and community oriented financial institution.

DELIVER YOUR MESSAGE TO THE COHOES MANAGEMENT BY VOTING THE WHITE PROXY CARD AS FOLLOWS:

PROPOSAL 1  -     "FOR" the election of our four nominees to the Board of
                  Directors.

PROPOSAL 2  -     "AGAINST" the amendments to Cohoes 1999 Stock Option and
                  Incentive Plan and 1999 Recognition and Retention Plan to revise the provisions relating to the vesting of options and restricted stock awards.

PROPOSAL 3  -     We do not make a recommendation with respect to this proposal.




                                                                       (over)

         REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS,
                 SO RETURN THE WHITE CARD EVEN IF YOU PREVIOUSLY
                             MAILED IN A PROXY CARD.


         If you have any questions or need assistance in voting your shares, please call:

                   Georgeson Shareholder Communications, Inc.
                                 17 State Street
                                   10th Floor
                            New York, New York 10004
                       Telephone Toll Free 1-800-223-2064